Exhibit 2.1
                         HUMAN PHEROMONE SCIENCES, INC.
                           STOCK REPURCHASE AGREEMENT

         THIS STOCK REPURCHASE AGREEMENT (the "Agreement") is made as of May 21, 2003, by and between Human Pheromone Sciences, Inc., a California corporation (the "Company"), and MK GVD Fund (the "Shareholder").

                                    RECITALS

         A. The Shareholder currently holds 17,448 shares of Series BB Preferred Stock of the Company (the "Shares") and 1,333,333 shares of Series AA Preferred Stock of the Company ("Series AA Preferred").

         B. The Company desires to repurchase from the Shareholder, and the Shareholder desires to sell to the Company, the Shares at an aggregate purchase price of $500,000. In connection therewith, the Company desires the Shareholder to convert, and the Shareholder is willing to convert, its shares of Series AA Preferred Stock into Common Stock of the Company.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

         1. Repurchase of Shares; Conversion of Series AA Preferred. In exchange for the Company's delivery of the Repurchase Consideration (as defined hereinafter) at the closing (the "Closing"), which shall take place at the offices of the Company, 84 West Santa Clara Street, Suite 720, San Jose, California 95113 on May 21, 2003 or at such other place and time as the Company and the Shareholder mutually agree, Shareholder hereby agrees to sell, assign and transfer its entire right, title and interest in the Shares to the Company, and the Shareholder agrees to convert its shares of Series AA Preferred into Common Stock. As consideration for the Shareholder's sale of the Shares at the Closing, the Company agrees to deliver to Seller the sum of $500,000 (the "Repurchase Consideration"). At the Closing: (i) the Shareholder shall deliver to the Company (a) the stock certificate(s) representing the Shares, (b) a stock assignment transferring the Shares to the Company effective as of the Closing and (c) the stock certificate(s) representing its shares of Series AA Preferred for conversion, and (ii) the Company shall initiate a bank wire transfer to the Shareholder's designated bank account in the amount of the Repurchase Consideration payable as of the date of the Closing. Promptly after the Closing, the Company shall arrange for its transfer agent to reissue to the Shareholder an aggregate of 597,777 shares of Common Stock, which shares represent the total number of shares of Common Stock issuable on conversion of the Series AA Preferred held by the shareholder.

         2. Representations, Warranties, Acknowledgments and Covenants of the Shareholder to the Company. The Shareholder hereby represents, warrants, acknowledges and covenants to the Company that:

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         2.1 Knowledge and Advice. Michael D. Kaufman, who is a principal of the
Shareholder, is a member of the Company's Board of Directors and he has had the opportunity to discuss the Company's business, management, and financial affairs with the Company's management, understands the economic implications of the transactions contemplated by this Agreement, and has had full opportunity to seek advice of counsel and any other appropriate advice with respect to such transactions.

         2.2 Ownership of Shares. The Shareholder holds and will hold, and is hereby agreeing to transfer, good and full title to the Shares, free and clear of any and all liens and encumbrances.

         2.3 Preferred Stock. The Shares represents all of the shares of Series BB Preferred Stock of the Company owned directly or indirectly by the Shareholder, and the Shareholder does not own directly or indirectly any other shares of Series BB Preferred Stock of the Company. The 1,333,333 shares of Series AA Preferred Stock being converted pursuant to this Agreement represent all of the shares of Series AA Preferred Stock owned by the Shareholder.

         2.4 Authority; Execution. All action on the part of the Shareholder necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Shareholder has been taken prior to the Closing. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3 Representations and Warranties of the Company to the Shareholder. The
Company  hereby  represents,   warrants,   acknowledges  and  covenants  to  the
Shareholder that:

         3.1 Authority; Execution. All action on the part of the Company necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement has been taken and this Agreement constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4. Miscellaneous.

         4.1  Entire   Agreement;   Successors   and  Assigns.   This  Agreement
constitutes the entire contract between the Shareholder and the Company relative to the

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


subject matter hereof. Any previous agreement between the Shareholder and the Company is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

         4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

         4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.4 Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         4.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon: (a) personal delivery; (b) one business day after deposit with a nationally recognized express courier, specifying next day delivery, with written confirmation of receipt; or (c) five days after deposit in the United States mail for domestic delivery, by registered or certified mail, postage prepaid, addressed as set forth below the name of each party to this Agreement on the signature page of this Agreement or at such other address as a party may designate by 10 days advance written notice to the other parties hereto.


         4.6 Survival of Warranties, Representation and Acknowledgments. The warranties, representations, acknowledgments of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

         4.7 Costs and Expenses. Each party to this Agreement shall bear its own costs and expenses (including attorney's fees) incurred in association with the execution of this Agreement.

         4.8  Amendment.  This  Agreement  may  be  amended  only  by a  written
instrument   duly   executed  by  each  of  the  parties  or  by  an  authorized representative of each of the parties.

                            [signature page follows]

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


         IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the day and year first above written.


                                      HUMAN PHEROMONE SCIENCES, INC.
                                      a California corporation

                                      /s/  William P. Horgan
                                      ----------------------
                                      William P. Horgan

                                      Title:   Chief Executive Officer
                                      Address: Human Pheromone Sciences, Inc.
                                               84 W. Santa Clara St., Suite 720
                                               San Jose, CA  95113



                                       MK GVD FUND

                                       /s/ Michael D. Kaufman
                                       ------------------------
                                       Michael D. Kaufman

                                       Address: 2471 East Bayshore Road
                                                Suite 520
                                                Palo Alto, CA 94303